EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Kadmon Holdings, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-213748) of Kadmon Holdings, Inc. of our report dated March 22, 2017, relating to the consolidated financial statements which appear in the December 31, 2016 annual report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

New York, New York

March 22, 2017